Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$401,230
Unrealized Gain (Loss) on Market Value of Futures	10,195,910
Dividend Income	1,887
Interest Income	989
ETF Transaction Fees	700
Total Income (Loss)	$10,600,716

Expenses
General Partner Management Fees	$64,573
Audit Fees	7,192
Tax Reporting Fees	5,376
Brokerage Commissions	1,712
NYMEX License Fee	1,614
Non-interested Directors' Fees and Expenses	1,099
Prepaid Insurance Expense	962
SEC & FINRA Registration Expense	806
Total Expenses	$83,334
Net Income (Loss)	$10,517,382

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/12	$130,237,790
Withdrawals (500,000 Units)	(20,482,968)
Net Income (Loss)	10,517,382

Net Asset Value End of Month	$120,272,204
Net Asset Value Per Unit (2,850,000 Units)	$42.20

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612